Exhibit 32

MICROMUSE INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Micromuse Inc. (the “Company”), that, to his knowledge:

(a) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2004
	By:	/s/ LLOYD A. CARNEY
Lloyd A. Carney Chairman and Chief Executive Officer

	By:	/s/ MICHAEL L. LUETKEMEYER
Michael L. Luetkemeyer Senior Vice President and Chief Financial Officer

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.